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                             ALBERTO-CULVER COMPANY
                           2003 RESTRICTED STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

     1.1 Establishment The Alberto-Culver Company (the "Company") hereby establishes a restricted stock plan for Key Employees, as defined herein, which shall be known as the Alberto-Culver Company 2003 Restricted Stock Plan (the "RSP").

     1.2 Purpose The purpose of the RSP is to enable the Company to attract, retain, motivate, and reward Key Employees by providing them with a means to acquire an equity interest or to increase such interest in the Company in return for high levels of individual contribution and continued service.

     1.3 Definitions Whenever used herein, the following terms shall have the meanings set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Change in Control" shall have the meaning set forth in Section
          7.2(a).

     (c) "Committee" means the Compensation Committee of the Board or, if any member of the Compensation Committee is not (i) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and the rules and regulations thereunder (the "Code") or (ii) a "non-employee director" within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder ("Section 16"), the Committee shall set up a subcommittee comprised solely of outside directors and non-employee directors for purposes of all matters arising under this RSP involving "officers" within the meaning of Rule 16a-1(f) under Section 16, and "covered employees" within the meaning of Section 162(m) of the Code for the plan year at issue.

     (d) "Disability" shall have the meaning provided in the Company's applicable long-term disability plan and such disability continues for more than three months or, in the absence of such a definition, when a Participant becomes totally disabled as determined by a physician mutually acceptable to the Participant and the Company before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

     (e) "Exempt Person" and "Exempt Persons" shall have the meaning set forth in Section 7.2(b).

     (f) "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Class B common stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for

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          which transactions were reported.

     (g) "Key Employee" means an active, salaried employee (including officers and directors who also are employees) of the Company or its subsidiaries with direct impact on the performance of the Company.

     (h)  "Incumbent Board" shall have the meaning set forth in Section 7.2(c).

     (i) "Participant" means a Key Employee designated by the Committee who is awarded and holds Restricted Stock pursuant to the RSP.

     (j) "Restricted Stock" shall mean the Class B common stock of the Company, $.22 par value, with restrictions as described in Section 6.

     (k)  "Restricted Stock Agreement" shall have the meaning set forth in
          Section 6.1.

     (l) "Retirement" shall have the meaning provided in the Company's Employees' Profit Sharing Plan or, in the absence of such a definition, termination of employment that occurs on or after the first day of the month following the month in which the Participant attains his or her 65th birthday.

SECTION 2. ADMINISTRATION

     2.1 Administration The RSP shall be administered by the Committee. The Committee shall have full power to construe, administer and interpret the RSP, and full power to adopt such rules and regulations as the Committee may deem desirable to administer the RSP. No member of the Committee shall be liable for any action or determination made in good faith with respect to the RSP or any Restricted Stock thereunder.

     2.2 Finality of Determination The determination of the Committee as to any disputed questions arising under this RSP, including questions of construction and interpretation, shall be final, conclusive and binding.

SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility Key Employees of the Company and its subsidiaries are eligible to receive Restricted Stock under the RSP, in such amounts and on as many occasions as the Committee in its sole discretion may determine.

     3.2 Participation The Committee shall designate the Key Employees to receive Restricted Stock, the time or times and the size and terms of each individual grant of Restricted Stock under the RSP.

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SECTION 4. STOCK SUBJECT TO THE RSP

     4.1 Number The total number of shares of Restricted Stock that may be granted under the RSP shall not exceed 600,000. These shares may consist, in whole or in part, of authorized but unissued shares of stock or shares of stock reacquired by the Company and not reserved for any other purpose.

     4.2 Reacquired and Withheld Shares If, at any time, shares of Restricted Stock issued pursuant to the RSP shall have been reacquired by the Company in connection with the restrictions herein imposed on such shares, such reacquired shares again shall become available for issuance under the RSP at any time prior to its termination. In addition, any shares of Restricted Stock withheld to pay, in whole or in part, the amount required to be withheld under applicable tax laws in accordance with Section 6.12 hereof, shall become available for issuance under the RSP at any time prior to its termination.

     4.3 Adjustment upon Change in Stock The Committee may take such action with regard to adjustment of the number of shares of Restricted Stock that may be granted hereunder as it considers to be equitable in its sole and absolute discretion in the event there is any change in the outstanding Class B common stock, or any event that could cause a change in the outstanding Class B common stock, including, without limitation, by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, merger, consolidation, combination, issuance of securities convertible into or exchangeable for Class B common stock, exchange or conversion of shares, or any other similar type of event. The Committee's determination of any adjustment pursuant to this Section 4.3 shall be final, conclusive and binding.

SECTION 5. DURATION OF THE RSP

     The RSP shall continue until all Restricted Stock subject to it shall have been granted and vested under the RSP, subject to the provisions of the RSP regarding amendments thereto and termination thereof.

SECTION 6. SHARES OF RESTRICTED STOCK

     6.1 Grant of Shares of Restricted Stock Awards of Restricted Stock to Participants shall be granted under a Restricted Stock Agreement between the Company and the Participant which shall provide that the shares subject to any such award shall be subject to such forfeiture and other conditions, including the provisions of Section 6.7 hereof, as the Committee shall designate.

     6.2 Vesting Except as otherwise provided in Section 7.1 hereof, Restricted Stock granted to Participants hereunder will vest on a cumulative basis in equal annual increments of one-fourth of the shares granted, commencing on the day preceding the second anniversary of the grant of the Restricted Stock. Those shares will be fully vested after a period of five (5) years from the day preceding the date of grant. The Committee, however, may (i) accelerate the vesting of any Restricted Stock granted hereunder subject to such terms and conditions as the

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Committee deems necessary or desirable to effectuate the purpose of the RSP or
(ii) specifically provide at the date of grant for another vesting schedule which is different than the vesting schedule set forth in the first two sentences of this Section 6.2.

     6.3 Transferability Subject to Section 6.8 hereof, a Participant's rights under the RSP may not be assigned and any Restricted Stock granted to a Participant may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated as long as the shares are subject to forfeiture or other conditions as provided in this RSP, and as set forth in the Restricted Stock Agreement pursuant to which such shares were granted.

     6.4 Removal of Restrictions Except as otherwise provided herein, or as may be required by applicable law, shares of Restricted Stock covered by each Restricted Stock Agreement made under this RSP will become freely transferable by the Participant upon vesting in accordance with Section 6.2 or Section 7.1.

     6.5 Other Restrictions The Committee may impose such other restrictions on any shares granted pursuant to this RSP as it may deem advisable, including, without limitation, restrictions required by (1) federal securities laws, (2) requirements of any stock exchange upon which such shares of the same class are listed and (3) any state securities laws applicable to such shares.

     6.6 Certificates In addition to any legends placed on certificates pursuant to Section 6.5, the Company reserves the right to place on each certificate representing shares of Restricted Stock a restrictive legend, which legend may be in the following form:

     "The sale or other transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to the restrictions on transfer and forfeiture conditions (which include the satisfaction of certain employment service requirements) set forth in the Alberto-Culver Company 2003 Restricted Stock Plan and Restricted Stock Agreement. A copy of such agreement may be inspected at the offices of the Secretary of the Company.

All certificates representing shares of Restricted Stock shall be held by the Secretary of the Company in escrow on behalf of the Participant awarded such shares, together with a Power of Attorney (if any) executed by the Participant, in the form satisfactory to the Committee and authorizing the Company to transfer such shares as provided in the Restricted Stock Agreement, until such time as all restrictions imposed on such shares pursuant to the RSP and the Restricted Stock Agreement have expired or been earlier terminated.

     6.7 Termination of Employment In the event that, prior to the removal of restrictions on shares of Restricted Stock as contemplated by Section 6.4, a Participant's employment with the Company terminates for any reason other than death, Retirement, Disability, or a Change in Control, any shares subject to time period restrictions or other forfeiture conditions at the date of such termination shall automatically be forfeited to the Company. A Participant shall not forfeit any rights to Restricted Stock previously granted to him, solely because he ceases to qualify as a Key

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Employee.

     6.8 Death, Retirement or Disability

     (a) In the event that, prior to the removal of restrictions on shares of Restricted Stock as contemplated by Section 6.4, a Participant's employment with the Company terminates because of death, Retirement or Disability, any uncompleted portion of a time period restriction or other forfeiture conditions, as set forth in the terms of the Restricted Stock Agreement, may be waived by the Committee. The shares released from such restrictions pursuant to this
Section 6.8 thereafter shall be freely transferable by the Participant, subject to any applicable legal requirements.

     (b) A Participant may from time to time name in writing any person or persons to whom his or her Restricted Stock should be given if the Participant dies, subject to the waiver of any applicable forfeiture conditions by the Committee pursuant to Section 6.8(a) hereof. Each such beneficiary designation will revoke all prior designations by the Participant with respect to the RSP, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee (if the Committee so prescribes), and will be effective only when filed with the Committee in care of the Secretary of the Company during the Participant's lifetime.

     (c) If a Participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the Participant dies prior to receiving the Restricted Stock hereunder, the Company may transfer the Restricted Stock to the legal representative or representatives of the estate of the Participant.

     6.9 Voting Rights Participants shall have full voting rights with respect to shares of Restricted Stock.

     6.10 Dividend Rights Except as the Committee may otherwise determine, Participants shall have full dividend rights with any such dividends being paid currently. Dividends paid on shares of Restricted Stock prior to the shares vesting will be treated as wages for federal income tax purposes and will be subject to withholding taxes by the Company. If all or part of a dividend is paid in shares of stock, the dividend shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock that are the basis for the dividend.

     6.11 Security Interest in Shares In connection with the execution of any Restricted Stock Agreement, the Committee may require that a Participant grant to the Company a security interest in the shares of Restricted Stock issued or granted pursuant to this RSP to secure the payment of any sums (e.g.: income withholding taxes due when restrictions lapse) then owing or thereafter coming due to the Company by such Participant. This security interest shall continue for such period of time as the certificates representing shares of Restricted Stock are held by the Secretary of the Company in escrow on behalf of the Participant pursuant to Section 6.6.

     6.12 Withholding Taxes Due At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with the vesting of Restricted Stock (calculated by taking the minimum statutory withholding rates for federal, state and local tax purposes including payroll taxes, applicable to the income generated by

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the vesting of such Restricted Stock), the Participant may satisfy this obligation in whole or in part by making an election to have the Company withhold shares of Restricted Stock having a value equal to the amount required to be withheld. The value of shares to be withheld shall be based on the Fair Market Value of the Restricted Stock on the date the Participant vests in such shares.

SECTION 7. CHANGE IN CONTROL

     7.1 Vesting Upon Change in Control Notwithstanding any provision of the RSP, all outstanding shares of Restricted Stock shall immediately become fully vested upon the occurrence of a Change in Control.

     7.2 Definitions

     (a) The term "Change in Control" means:

          (1) the occurrence of any one or more of the following events:

               (A) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of both (x) 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons (as such term is defined in Section 7.2(b)); provided, however, that a Change in Control shall not result from an acquisition of Company Voting Securities:

                    (i) directly from the Company, except as otherwise provided in Section 7.2(a)(2)(A);

                    (ii) by the Company, except as otherwise provided in Section
               7.2(a)(2)(B);

                    (iii) by an Exempt Person;

                    (iv) by an employee benefit plan (or related trust)
               sponsored or maintained by the Company or any corporation controlled by the Company; or

                    (v) by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such

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               reorganization, merger or consolidation, each of the conditions described in clauses (i) and (ii) of Section 7.2(a)(1)(C) shall be satisfied.

               (B) The cessation for any reason of the members of the Incumbent Board (as such term is defined below) to constitute at least a majority of the Board.

               (C) Consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation:

                    (i) more than 60% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation; and

                    (ii) at least a majority of the members of the board of
               directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation.

               (D) Consummation of the sale or other disposition of all or substantially all of the assets of the Company other than (x) pursuant to a tax-free spin-off of a subsidiary or other business unit of the Company or (y) to a corporation with respect to which, immediately after such sale or other disposition:

                    (i) more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of all of the Outstanding Company Voting Securities immediately prior to such sale or other disposition; and

                    (ii) at least a majority of the members of the board of
               directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

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               (E) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

          (2) Notwithstanding the provisions of Section 7.2(a)(1):

               (A) no acquisition of Company Voting Securities shall be subject to the exception from the definition of Change in Control contained in clause (i) of Section 7.2(a)(1)(A) if such acquisition results from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company; and

               (B) for purposes of clause (ii) of Section 7.2(a)(1)(A), if any Person (other than the Company, an Exempt Person or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of Company Voting Securities by the Company, become the beneficial owner of (x) 20% or more of the combined voting power of the Outstanding Company Voting Securities and (y) combined voting power of Outstanding Company Voting Securities in excess of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons, and such Person shall, after such acquisition of Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control.

     (b) The term "Exempt Person" (and collectively, the "Exempt Persons") means:

          (1) Leonard H. Lavin or Bernice E. Lavin;

          (2) any descendant of Leonard H. Lavin and Bernice E. Lavin or the spouse of any such descendant;

          (3) the estate of any of the persons described in Section 7.2(b)(1) or
     (2);

          (4) any trust or similar arrangement for the benefit of any person described in Section 7.2(b)(1) or (2); or

          (5) the Lavin Family Foundation or any other charitable organization established by any person described in Section 7.2(b)(1) or (2).

     (c) The term "Incumbent Board" means those individuals who, as of October 24, 2002, constitute the Board, provided that:

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          (1) any individual who becomes a director of the Company subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board or by the vote of at least a majority of the combined voting power of the Outstanding Company Voting Securities held by the Exempt Persons shall be deemed to have been a member of the Incumbent Board; and

          (2) no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board or the Exempt Persons for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board or the Exempt Persons shall be deemed to have been a member of the Incumbent Board.

SECTION 8. EMPLOYMENT RIGHTS OF EMPLOYEES

     Nothing in this RSP or in any grant of Restricted Stock shall interfere with or limit in any way the right of the Company to terminate any Key Employee's or Participant's employment at any time, or confer upon any Key Employee or Participant any right to continue in the employ of the Company or its subsidiaries.

SECTION 9. STOCKHOLDER APPROVAL, AMENDMENT AND TERMINATION

     9.1 Amendment This RSP may be amended at any time by the Committee or the Board; provided that no such amendment shall permit the granting of Restricted Stock to anyone other than as provided in Section 3 hereof, or increase the maximum number of shares of stock that may be granted pursuant to this RSP except pursuant to Section 4.3 hereof, without the further approval of the Company's stockholders.

     9.2 Termination The Company reserves the right to terminate the RSP at any time by action of the Committee or the Board.

     9.3 Existing Restrictions Neither amendment nor termination of this RSP shall adversely affect any shares previously granted or issued pursuant to this RSP.

SECTION 10. EFFECTIVE DATE

     The RSP shall be submitted to Stockholders of the Company for their approval at the Annual Meeting of the Stockholders to be held on January 23, 2003, or any adjournment thereof, and shall become effective upon receiving such approval.

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